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                                                                   EXHIBIT 23.3



                          INDEPENDENT AUDITORS' CONSENT



         We consent to the inclusion in this registration statement on Form SB-2 of Immune Response, Inc. of our report dated March 23, 1999, relating to the statements of changes in stockholders' equity, operations and cash flows of Immune Response, Inc. for the year ended December 31, 1998, and for the period from inception (May 14, 1984) to December 31, 1998.

                                       /s/ Davis & Co., CPA's, P.C.

                                       Davis & Co., CPAs, P.C

Englewood, Colorado
April 24, 2000